UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 3, 2004

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 2, 2004, Channell Commercial Corporation (the “Registrant”), through a majority-owned subsidiary, acquired a controlling interest in Bushman Tanks, Australia’s largest manufacturer and distributor of rotational molded plastic (polyethylene) water storage tanks.  Assets acquired included, among others, plant and equipment, inventory, accounts receivable, and intellectual property.  The purchase price was $16.1 million.  An additional $1.4 million is payable to the sellers in the event that the Bushman Tanks business achieves specified performance targets in 2005 and 2006.

The $16.1 million purchase price consisted of $7.3 million in cash contributed by the Registrant, 175,113 shares of the Registrant’s common stock valued at $0.6 million, a $5.6 million term loan from The National Australia Bank Ltd, one of Australia’s leading financial institutions, and $2.6 million in cash contributed by ANZ Private Equity, a unit of Australia and New Zealand Banking Group Ltd.  As a result of the transaction, the Registrant acquired a 75% equity interest in Bushman Tanks, and ANZ Private Equity acquired the remaining 25%.  Bushman Tanks’ results will be consolidated in the Registrant’s financial statements, which will also reflect a minority interest for ANZ Private Equity’s ownership position.

Bushman Tanks was privately held by a number of Australian residents and related family holding companies.  Following the acquisition, the Registrant intends to continue to operate the Bushman Tanks business in substantially the same manner as previously conducted, except that the Registrant intends to implement process improvements and take other steps to realize synergistic cost savings.

In determining the purchase price, the Registrant considered, among other factors, comparable transactions and valuations and the expected contribution to its earnings.  The transaction is expected to be accretive to the Registrant’s earnings per share over the next twelve months.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                                  Financial Statements of Businesses Acquired

It is impracticable to provide the required financial statements for the acquired business at the time this Form 8-K is filed.  The registrant shall file the required financial statements under cover of Form 8-K/A on or before October 1, 2004.

(b)                                 Pro Forma Financial Information

To be provided on or before October 1, 2004.

(c)                                  Exhibits

99.1	Press Release dated August 3, 2004.

99.2

Share and Asset Purchase Agreement dated July 14, 2004 by and between the Company, Channell Bushman Pty Limited, Australia’s Bushman Tanks Pty Ltd, Douglas Robin Young, an individual, Richard James Young, an individual, Lokan Nominees Pty Ltd and Lenbridge Grange Pty LTd, Belsiasun Pty Ltd and Elcarva Pty Ltd, the holders of the outstanding shares of Bushmans Group Pty Ltd, Hold-On Industries Australia Pty Ltd, Australian Bushman Tanks Pty Ltd and Polyrib Tanks Pty Ltd. As identified on the signature page thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: August 3, 2004

/s/ Thomas Liguori

Thomas Liguori
Chief Financial Officer